Exhibit 2.1


                                                             EXECUTION VERSION

                          AGREEMENT AND PLAN OF MERGER


                  This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of November 7, 2006 by and among NextWave Wireless Inc., a Delaware corporation ("PARENT"), NextWave Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("MERGER SUB") and NextWave Wireless LLC, a Delaware limited liability company (the "COMPANY").

                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, the Board of Managers of the Company believes it is in the best interests of the Company and its members for the Company to consummate, and the members of the Company have approved, the transactions contemplated by this Agreement and the Merger.


                  WHEREAS, the Board of Directors of Parent believe it is in the best interests of Parent and Merger Sub, for Merger Sub to merge with and into the Company, and for the Company to become a wholly-owned subsidiary of Parent (the "MERGER") and, in the furtherance thereof, have deemed advisable, approved and adopted this Agreement; and

                  WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act, 6 Del.C. ss.18-101, et seq. (the "DELAWARE ACT") authorizes the merger of a Delaware limited liability company with and into another Delaware limited liability company; and

                  NOW, THEREFORE, in consideration of the premises, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01.  The Merger.

                  (a) After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger as the Company shall determine, the Company, which shall be the surviving entity, shall file a certificate of merger substantially in the form of Exhibit 1 hereto (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "EFFECTIVE TIME").

                  (b) At the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease,

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and the Company shall be the surviving entity of the Merger (the "SURVIVING
LLC") in accordance with Section 18-209 of the Delaware Act.

                  SECTION 1.02.  Interests.

                  (a) At the Effective Time, the limited liability company interests in the Company ("COMPANY INTEREST") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any holder thereof, be canceled and extinguished and converted into and exchangeable for one share of Parent common stock, par value $0.001 per share ("COMMON STOCK") for every six Company Interests (the "EXCHANGE RATIO") and cash in lieu of fractional shares pursuant to Section 1.02(c).

                  (b) At the Effective Time, all Company Interests outstanding shall cease to exist, and each certificate (a "LLC CERTIFICATE") formerly representing any such unit of Company Interest shall thereafter represent only the right to receive the applicable shares of Common Stock and cash in lieu of fractional shares pursuant to Section 1.02(c). As a result, each holder of a Company Interest will, by virtue of the Merger, have exchanged such Interest for shares of Common Stock.

                  (c) At the Effective Time, each limited liability company interest in Merger Sub outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, remain unchanged and continue to remain outstanding as a limited liability company interest in the Surviving LLC. As a result, Parent shall, by virtue of the Merger have acquired, and be the sole owner of all of the limited liability interests in the Company. By virtue of the Merger, Parent shall not be deemed to assume any liability created by any holder of Company Interests that may attach to such interests.

                  (d) No certificates or scrip representing fractional shares of Common Stock shall be issued upon the surrender for exchange of Company Interests. In lieu of such fractional shares, Parent shall pay to each holder of Company Interests an amount in cash equal to the product obtained by multiplying
(A) the fractional shares to which such holder (after taking into account all Company Interests held at the Effective Time by such holder) would otherwise be entitled by (B) $1.00.

                  (e) The Merger is intended to constitute an exchange of Company Interests for Common Stock pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

                  SECTION 1.03.  Unit Awards.

                  (a) Prior to the Effective Time, the compensation committee of the Board of Managers of the Company shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding awards, including any option, restricted unit, performance award, phantom unit, bonus units or other unit-based award (collectively, the "AWARDS"), granted under


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         the Nextwave Wireless LLC 2005 Units Plan (the "2005 UNITS PLAN"),
         whether vested or unvested, as necessary to provide that, at the Effective Time, each Award outstanding immediately prior to the Effective Time shall be amended and converted into an option or comparable right to acquire the number of shares of Common Stock (rounded down to the nearest whole share) determined by multiplying the number of units of the Company subject to such Award by the Exchange Ratio, at a price per share of Common Stock equal to (A) the aggregate exercise price for the units of the Company otherwise purchasable pursuant to such Award divided by (B) the aggregate number of shares of Common Stock deemed purchasable pursuant to such Award (each, as so adjusted, an "Adjusted Option"), provided that such exercise price shall be rounded up to the nearest whole cent; and

                  (ii) make such other changes to the 2005 Units Plan as Parent and the Company may agree are appropriate to give effect to the Merger.

                  (b) At the Effective Time, Parent shall assume the 2005 Unit Plan, with the result that all obligations of the Company under the 2005 Unit Plan, including with respect to Awards outstanding at the Effective Time (adjusted pursuant to Section 1.03(a)), shall be obligations of Parent following the Effective Time.

                  (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Awards appropriate notices setting forth such holders' rights pursuant to the 2005 Unit Plan and the agreements evidencing the grants of such Awards after giving effect to the Merger and the adjustments required by this Section 1.03.

All restrictions or limitations on transfer and vesting with respect to Awards awarded under the 2005 Unit Plan or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Awards after giving effect to the Merger and the assumption by Parent as set forth above.

                  SECTION 1.04. Warrants. All warrants issued by the Company that are not exercised prior to the Effective Time shall be converted into warrants to purchase Common Stock pursuant to their terms.

                  SECTION 1.05 Withholding Taxes. Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of the Company Interests pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or under any provision of state, local or foreign tax law. Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

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
                                   ARTICLE II

                     THE SURVIVING LIMITED LIABILITY COMPANY

                  SECTION 2.01. Certificate of Formation and Limited Liability Company Agreement. The certificate of formation of the Company in effect at the Effective Time shall be the certificate of formation of the Surviving LLC unless and until amended in accordance with its terms and applicable law. The Amended and Restated Limited Liability Company Agreement of the Company (the "LLC AGREEMENT"), as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit 2 hereto and, as so amended, such LLC Agreement shall be the LLC Agreement of the Surviving LLC until thereafter amended in accordance with its terms and applicable law. The name of the Surviving LLC shall be NextWave Wireless LLC.

                  SECTION 2.02. Managers and Officers. From and after the Effective Time, the managers of Merger Sub immediately prior to the Effective Time shall be the managers of the Surviving LLC and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving LLC, in each case until the earlier of their respective deaths, resignations or removals or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

                  SECTION 3.01. Transfer, Conveyance and Assumption. At the Effective Time, the Company shall continue in existence as the Surviving LLC, and without further transfer, succeed to and possess all of the rights, privileges and powers of Merger Sub, and all of the assets and property of whatever kind and character of the Merger Sub shall vest in the Company without further act or deed; thereafter, the Company, as the Surviving LLC, shall be liable for all of the liabilities and obligations of the Merger Sub, and any claim or judgment against Merger Sub may be enforced against the Company, as the Surviving LLC, in accordance with Section 18-209 of the Delaware Act.

                  SECTION 3.02. Further Assurances. If at any time the Company shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving LLC the title to any property or right of Merger Sub, or otherwise to carry out the provisions hereof, the proper representatives of the Merger Sub as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving LLC, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                               COVENANTS OF PARENT

                  SECTION 4.01. PacketVideo Option Plan. From and after the Effective Time, Parent shall constitute a "Corporate Parent" under the 2005 Equity Incentive Plan of PacketVideo Corporation and shall take all actions


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
required under such plan in connection with any public offering of the Common Stock on Form S-1, including reserving the appropriate number of shares of Common Stock for issuance upon the exercise of options and other awards under such plan in accordance with Section 12 of the plan.

                  SECTION 4.02. CYGNUS Option Plan. From and after the Effective Time, Parent shall constitute a "Corporate Parent" under the 2004 Stock Option Plan of CYGNUS Communications, Inc. ("CYGNUS") and shall take all actions required under such plan and the Amendment to Standard Terms and Conditions Relating to Incentive Stock Options from and after the Listing Date, as defined in such plan, including issuing the appropriate number of shares of Common Stock as provided therein.

                  SECTION 4.03. Non-Recourse Notes. As soon as practicable following the Effective Time, in accordance with Section 7.01 of the Indenture (the "INDENTURE"), dated as of April 13, 2005, by and between the Company and JPMorgan Chase Bank, N.A. (the "TRUSTEE"), Parent shall take all actions necessary or required pursuant to the Indenture.

                                    ARTICLE V

                                   TERMINATION

                  SECTION 5.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of each of the parties to this Agreement;

                  (b) by any of the parties to this Agreement, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable.

                  SECTION 5.02. Effect of Termination. If this Agreement is terminated pursuant to Section 5.01 of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01.  Amendments; No Waivers.

                  (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by each of the parties hereto.


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
                  (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 6.02. Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Company and Merger Sub, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Company and Merger Sub with respect to the subject matter hereof.

                  SECTION 6.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                  SECTION 6.04. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  SECTION 6.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

                  SECTION 6.06. Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]




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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    NEXTWAVE WIRELESS INC.

                                    By: /s/ Frank A. Cassou
                                        --------------------------------------
                                    Name: Frank A. Cassou
                                    Title: Executive Vice President



                                    NEXTWAVE MERGER LLC
                                    By its Member, NextWave Wireless nc.

                                    By: /s/ Frank A. Cassou
                                        --------------------------------------
                                    Name: Frank A. Cassou
                                    Title: Executive Vice President



                                    NEXTWAVE WIRELESS LLC

                                    By: /s/ Frank A. Cassou
                                        --------------------------------------
                                    Name: Frank A. Cassou
                                    Title: Executive Vice President

                                                                      EXHIBIT 1
                          FORM OF CERTIFICATE OF MERGER

                              CERTIFICATE OF MERGER
                                       OF
                               NEXTWAVE MERGER LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                                      INTO
                              NEXTWAVE WIRELESS LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)


                            Dated: ____________, 2006

                  Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company formed and existing under the laws of the State of Delaware,

                  DOES HEREBY CERTIFY THAT:

                  FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                                      Jurisdiction of
                  Name                           Formation or Organization
                  ----                           -------------------------

                  NextWave Wireless LLC                  Delaware

                  NextWave Merger LLC                    Delaware

                  SECOND: An Agreement and Plan of Merger has been approved, adopted, executed and acknowledged by (i) NextWave Merger LLC, a Delaware limited liability company (the "Non-Surviving LLC") and (ii) NextWave Wireless LLC, a Delaware limited liability company (the "Surviving LLC").

                  THIRD: The name of the surviving domestic limited liability company is NextWave Wireless LLC.

                  FOURTH: The merger of the Non-Surviving LLC into the Surviving LLC shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

                  FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the Surviving LLC. The address of such place of business of the Surviving LLC is 75 Holly Hill Lane, Suite 200, Greenwich, Connecticut 06830.

                  SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving LLC, on request and without cost, to any member or person holding an interest in Surviving LLC and any member or person holding an interest in the Non-Surviving LLC.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, NextWave Wireless LLC has caused this Certificate of Merger to be duly executed as of the date first written above.


                                              NEXTWAVE WIRELESS LLC

                                              By:_____________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT 2

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              NEXTWAVE WIRELESS LLC


         AGREEMENT dated as of November __, 2006 by the party set forth on the signature page of this Agreement.

                                    RECITALS

         NextWave Wireless LLC (the "Company") was formed as a limited liability company in the State of Delaware on June 3, 1996. NextWave Wireless Inc., a Delaware corporation (the "Member"), is the sole member of the Company and is executing this Agreement, which shall constitute a "limited liability company agreement" under the Delaware Limited Liability Company Act, to provide for the management of the Company and the Company's affairs and the conduct of the Company's business.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member agrees as follows:

         1. All items of profit, loss, interest, gain and deduction, and all distributions of cash and other property of the Company (collectively, "Ownership Interests") shall be made to the holder of the Ownership Interests. As of the date hereof, the Member holds 100% of the Ownership Interests.

         2. The management of the Company and the Company's affairs and the conduct of the Company's business is vested in the Member or such other person or entity as shall be appointed as manager of the Company by written consent of the holders of the Ownership Interests.

         3. The Ownership Interests in the Company constitute "securities" for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware, as the same may be amended from time to time. The Ownership Interests shall be represented by certificates issued by the Company in substantially the form attached hereto as EXHIBIT A.

         4. Upon a transfer of any or all of the Ownership Interests pursuant to and as contemplated by the Pledge and Security Agreement, dated as of July 17, 2006, in favor of the Collateral Agent (as amended, supplemented and otherwise modified from time to time, the "Pledge Agreement"), which transfer may include any transfer to any person pursuant to a foreclosure sale, in each case without any further action or consent by the Company or the Member, such transferee shall automatically be admitted as a member of the Company with respect to the Ownership interest transferred to such transferee.

         5. This Agreement shall be governed by the laws of the state of Delaware (without giving effect to the conflict or choice of laws provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction), and may be amended by the holder(s) of the Ownership Interests at any time, subject to Section 5.23 of the Note Purchase Agreement, dated as of July 17, 2006 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), by and among NextWave Wireless LLC, a Delaware limited liability company (the "Borrower"), guarantors thereunder from time to time party thereto, the purchasers thereunder and named therein and The Bank of New York, as Collateral Agent (in such capacity, the "Collateral Agent").

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                       Member

                                       NEXTWAVE WIRELESS INC.

                                       By:__________________________________
                                       Name:  Frank A. Cassou
                                       Title: Executive Vice President and
                                              Secretary

                                    EXHIBIT A

THE OWNERSHIP INTERESTS IN NEXTWAVE WIRELESS LLC CONSTITUTE "SECURITIES" FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.


                              NEXTWAVE WIRELESS LLC
                   ***a Delaware Limited Liability Company***

                      LIMITED LIABILITY COMPANY CERTIFICATE

No. 1

         THIS CERTIFIES that NextWave Wireless Inc., a Delaware corporation (the "Member"), is the owner of all of the Ownership Interests in NextWave Wireless LLC, a limited liability company formed pursuant to the Delaware Limited Liability Company Act (the "Company"), transferable only upon the Company's books by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         The rights, powers and interests in the Company that are represented by the Ownership Interests are set forth in the Company's AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of November __, 2006, as it may be amended or amended and restated from time to time (the "LLC Agreement") after such date, a copy of which is available at the principal executive offices of the undersigned at 12670 High Bluff Drive, San Diego, CA 92130.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND THE APPLICABLE SECURITIES OR BLUE SKY LAWS OF ANY SUCH STATE OR OTHER JURISDICTION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         IN WITNESS WHEREOF, the Company has executed this LIMITED LIABILITY COMPANY CERTIFICATE as of November __, 2006.


                                  NEXTWAVE WIRELESS LLC

                                  By: NextWave Wireless Inc., Its Sole Member

                                      By: _____________________________
                                      Name:
                                      Title:

THE OWNERSHIP INTERESTS IN NEXTWAVE WIRELESS LLC CONSTITUTE "SECURITIES" FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.



                              TRANSFER CERTIFICATE
                                       FOR
                  OWNERSHIP INTERESTS IN NEXTWAVE WIRELESS LLC




FOR VALUE RECEIVED,___________________________________________ hereby sells, assigns and transfers unto _________________________________ the Ownership Interests represented by the within Certificate and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer said Ownership Interests on the books of NextWave Wireless LLC with full power of substitution in the premises.



Dated: ________________________


                                             By: _____________________________
                                             Name:
                                             Title: